Exhibit (d)(2)

September 22, 2009

SS#:

This Incentive Award Agreement, including the 2003 Incentive Award Plan Employee Stock Option Agreement attached hereto as Exhibit A (together, the “Agreement”), is entered into between Micrel, Incorporated, a California corporation and the Optionee named above pursuant to the 2003 Incentive Award Plan (the ‘Plan’). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. Pursuant to the terms and conditions of the Plan, you have been granted shares of stock as follows.

Grant Date:	Options Granted:

Option Price per Share:
Expiration Date:
Total Cost to Exercise:

# of Shares	Date become Vested

Notwithstanding anything set forth above or in the Plan to the contrary, in the event that Opionee is on leave of abscence for a period exceeding thirty (30) days, the dates following the commencement of such leave of abscence on which the Option is to become exercisable as set forth herein shall be automatically extended for a period of days equal to that number of days for which the Optionee is on leave of absence.

The Stock Options set forth above are hereby granted in accordance with the Plan and the terms set forth herein, including Exhibit A, attached hereto and incorporated by reference herein.

By signing this Agreement, the Optionee acknowledges that Optionee has read and understood the Plan and agrees to be bound by it and this Agreement, including any and all provisions stated in the Plan.

MICREL, INCORPORATED

Signature	Title: President & CEO

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

EXHIBIT A

2003 INCENTIVE AWARD PLAN

EMPLOYEE STOCK OPTION AGREEMENT

THIS EXHIBIT A to the Incentive Award Agreement attached hereto (the terms of which are hereby incorporated by reference and made a part of this Exhibit A, and together with this Exhibit A are referred to hereafter as the “Agreement”) sets forth additional terms and conditions by which Micrel Incorporated, a California corporation, hereinafter referred to as the “Company,” grants a stock option award to Employee of the Company, or a Subsidiary of the Company, identified on the Incentive Award Agreement and hereinafter referred to as “Optionee.”

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock; and

WHEREAS, the Company wishes to carry out The 2003 Incentive Award Plan of Micrel Incorporated (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Stock Option (the “Option”) provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive during such service.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 General. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.2 Board. “Board” shall mean the Board of Directors of the Company.

1.4 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.5 Committee. “Committee” shall mean the Compensation Committee of the Board, or a subcommittee of the Board, appointed as provided in Section 10.1 of the Plan.

1.6 Common Stock. “Common Stock” shall mean the Common Stock of the Company, no par value per share.

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1.7 Company. “Company” shall mean Micrel Incorporated, a California corporation.

1.8 Director. “Director” shall mean a member of the Board, whether such Director is an Employee or an Independent Director (as defined in the Plan).

1.9 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.

1.10 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.11 Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such given date, or if shares were not traded on such given date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on such given date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

1.12 Option. “Option” shall mean the Stock Option granted under this Agreement and Article IV of the Plan.

1.13 Optionee. “Optionee” shall mean the Employee granted the Option under this Agreement and the Plan.

1.14 Plan. “Plan” shall mean The 2003 Incentive Award Plan of Micrel Incorporated, as amended.

1.16 Secretary. “Secretary” shall mean the Secretary of the Company.

1.17 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.18 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.19 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or Retirement; but excluding (a) a termination where there is a simultaneous reemployment or continuing employment of the

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Optionee by the Company or any Subsidiary or a parent corporation thereof (within the meaning of Section 422 of the Code), (b) at the discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, if this Option is designated as an Incentive Stock Option, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of the Plan or this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate the Optionee’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

ARTICLE II

GRANT OF OPTION

2.1 Grant of Option. In consideration of the Optionee’s agreement to remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth on the Incentive Award Agreement attached hereto, the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth herein, upon the terms and conditions set forth in this Agreement. The Option shall be intended to qualify as a Non-Qualified Stock Option.

2.2 Purchase Price. The purchase price of the shares of Common Stock subject to the Option per share shall be as set forth on the Incentive Award Agreement attached hereto, without commission or other charge.

2.3 Consideration to the Company. In consideration of the granting of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause.

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2.4 Early Grant of Options. The Optionee understands that the Company’s Evergreen Stock Option Program specifies that employees given an evergreen grant on the third anniversary of their original hiring grant will NOT be eligible for an evergreen grant in the following year (i.e., the employee will skip a year of eligibility). If Optionee is receiving such a grant, the Stock Option Agreement (Exhibit A) will include a statement of this restriction, which the employee will be required to acknowledge by his or her signature when accepting the grant award.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.3 and 5.11, the Option shall become exercisable in such amounts and at such times as are set forth in the Incentive Award Agreement attached hereto.

(b) No portion of the Option that has not become exercisable at Termination of Employment shall thereafter become exercisable, except as may be otherwise provided by the Committee.

3.2 Duration of Exercisability. The installments provided for in Section 3.1(a) and the Incentive Award Agreement attached hereto are cumulative. Each such installment that becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of 10 years from the Date of Grant; or

(b) The expiration of 12 months from the date of the Holder’s death; or

(c) The expiration of 12 months from the date of the Holder’s Termination of Employment or Termination of Consultancy (as applicable) by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code); or

(d) The expiration of 6 months from the date of the Holder’s Termination of Employment or Termination of Consultancy (as applicable) by reason of his or her permanent and total disability (other than within the meaning of Section 22(e)(3) of the Code); or

(e) The expiration of thirty days from the date of the Holder’s Termination of Employment or Termination of Consultancy (as applicable) for any reason other than such Holder’s death or his or her permanent and total disability, unless the Holder dies within said thirty day period.

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ARTICLE IV

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Optionee’s personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a) An Exercise Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee. Such notice shall be in such form as is prescribed by the Committee; and

(b) (i) Full payment (in cash or by check) for the shares with respect to which the Option or portion thereof is exercised, to the extent permitted under applicable laws; or

(ii) With the consent of the Committee, such payment may be made, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(iii) To the extent permitted under applicable laws, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or

(iv) With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii); and

(c) A bona fide written representation and agreement, in such form as is prescribed by the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for

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the Optionee’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing Common Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c), and the share legend referred to immediately above, shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

(d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option. With the consent of the Committee, (i) shares of Common Stock owned by the Optionee for at least six months duly endorsed for transfer or (ii) shares of Common Stock issuable to the Optionee upon exercise of the Option, having a Fair Market Value at the date of Option exercise equal to the statutory minimum sums required to be withheld, may be used to make all or part of such payment; and

(e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

4.4 Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

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(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

4.5 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V

OTHER PROVISIONS

5.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

5.2 Option Not Transferable.

(a) The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a “DRO” (as defined in the Plan), unless and until the Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

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(b) During the lifetime of the Optionee, only the Optionee may exercise the Option (or any portion thereof), unless it has been disposed of with the consent of the Committee pursuant to a DRO. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the Option Agreement, be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

5.3 Lock-Up Period. The Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, the Optionee shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during such period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (which period shall not be longer than 180 days) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act.

5.4 Restrictive Legends and Stop-Transfer Orders.

(a) The share certificate or certificates evidencing the shares of Common Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.

(b) The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.5 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

5.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary and any notice to be given to the Optionee shall be addressed to the Optionee at the address of the Optionee on file with the Company. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 5.6. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

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5.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.8 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of California without regard to conflicts of laws thereof.

5.9 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Optionee or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.

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